EXHIBIT 99.4

                     GAINSCO, INC. RESCHEDULES
                       ANNUAL MEETING DATE

     FORT WORTH, TX, May 4, 1998 -- GAINSCO, INC. (NYSE:GNA) today announced that the annual meeting of shareholders has been rescheduled for July 17, 1998 and the record date for the meeting will be May 26, 1998.

     New proxy materials will be circulated which will disclose that the matters to be considered at the meeting are the election of eight incumbent directors, including Glenn W. Anderson, who was recently added to the Board in place of Joseph D. Macchia, who retired, approval of a corporate compensation plan and the approval of the continuance of KPMG Peat Marwick, LLP as the company's auditors. Proxies for the meeting originally scheduled for May 18, 1998 are no longer valid and may be discarded.

     GAINSCO, INC. is a vertically integrated property and casualty insurance holding company specializing in underwriting excess and surplus lines. Its insurance companies are all rated "A+" by A.M. Best. GAINSCO's insurance service subsidiaries offer premium financing programs and computer software systems for general agents.



Release Date:        May 4, 1998 -- FOR IMMEDIATE RELEASE

Company Contacts:   Richard Buxton, Vice President (817) 336-2500 or
                    Fred Roberts, Manger IR (817) 336-2500
                    email address: management@gainsco.com
                    Website: www.gainsco.com